Exhibit 10.1

                               SUBLEASE AGREEMENT


1. PARTIES. This Sublease Agreement, dated as of August 31, 2005 is made by and between ActivBiotics, Inc., with an address of 128 Spring Street, Lexington, MA 02421 ("Sublessor"), and MacroChem Corporation, with an address of 110 Hartwell Avenue, Lexington, MA 02421 ("Sublessee"). Sublessor and Sublessee are referred to herein collectively as the "Parties" and individually as a "Party."

2. MASTER LEASE. Sublessor is the lessee under that certain Lease Agreement dated April 5, 2005, wherein Glenborough Properties, L.P. ("Master Lessor") leased to Sublessor a portion of the building located at 110 Hartwell Avenue, Lexington, Massachusetts, containing approximately 17,277 rentable square feet of space located on the first (1st) floor thereunder, and known as Suite 100 (the "Master Premises"). Said lease is herein referred to as the "Master Lease", a copy of which is attached hereto as Exhibit "A" (with certain business terms redacted). Sublessor and Sublessee hereby agree that this Sublease Agreement shall at all times be subordinate and subject to the terms, provisions and conditions of the Master Lease.

     Sublessee desires to sublease a portion of the Master Premises consisting of approximately three thousand (3,000) rentable square feet shown on the plan attached hereto as Exhibit "B" (the "Subleased Premises"), and Sublessor has agreed to sublet the Subleased Premises to Sublessee, subject to the terms and conditions hereof and the Master Lease.

3. WARRANTY BY SUBLESSOR. Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the Commencement Date (as defined below) will not be, in material default or material breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Master Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

4. TERM. The Term of this Sublease shall commence on September 1, 2005 (unless otherwise agreed in writing) and end at 11:00 pm EST on November 30, 2005 (the "Termination Date," as the same may be extended by virtue of the automatic extension provision set forth below). Notwithstanding that the Term of this Sublease ends at 11 pm EST on the Termination Date, such day shall be treated as a full day with regard to Sublessee's rent obligations herein. If for any reason Sublessor, does not deliver possession to Sublessee on the Commencement Date, Sublessor shall not be subject to any liability for such failure and, the Termination Date shall not be extended. Notwithstanding the foregoing, if Sublessor has not delivered possession to Sublessee within ten (10) days after the Commencement Date, then at any time thereafter and before delivery of possession, Sublessee may give written notice to Sublessor of Sublessee's intention to cancel this


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     Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least five (5) days after delivery of said notice to Sublessor. If Sublessor delivers possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver possession to Sublessee in accordance with this Sublease, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation.

     Sublessee shall have two (2) options to extend this Sublease each option for an additional period of three (3) months. Sublessee may exercise each extension option by providing Sublessor with written notice at least thirty
     (30) days prior to the expiration of the original Term or the then-current extension Term (as applicable). Notwithstanding the foregoing, Sublessor may, at its election, by notice to Sublessee given within fifteen (15) days after receipt of Sublessee's notice of exercise of said extension option(s), void such exercise and require that this Sublease nevertheless expire on the original Termination Date as set forth above or the termination date of the first renewal option (as applicable). In the event of such election by and notice from Sublessor, this Sublease shall expire on the Termination Date or the termination date of the first renewal option (as applicable) with the same effect as if Sublessee had no extension option.

5. RENT; SECURITY DEPOSIT. Sublessee shall pay to Sublessor as rent, without deduction, setoff, notice, or demand, at Sublessor's address as set forth above (Attn: James Warren) or at such other place as Sublessor shall designate from time to time by notice to Sublessee, the sum of $22,125.00 (to be prorated for any partial months during the Term) in advance on the Commencement Date for the entire initial Term, and shall thereafter pay the sum of $22,125.00 on the first day of each three (3) month extension Term for the entirety of such extension Term. In addition Sublessee shall pay a prorated portion equal to 17.4% of Sublessor's additional rent obligations under the Master Lease.

6. USE OF PREMISES. The Subleased Premises shall be used and occupied only for the Tenant's Use set forth in the Master Lease, in compliance with all applicable laws and for no other use or purpose.

7. ACCEPTANCE OF PREMISES: Sublessee agrees to accept and does accept possession of the Subleased Premises on the Commencement Date "as is" in the same condition as they are on the date hereof. Sublessor shall have no obligation to perform any work or construction with respect to the Subleased Premises as a condition to or subsequent to the commencement of this Sublease. Sublessee shall not make any improvements to the Subleased Premises without the express written consent of the Sublessor such consent not to be unreasonably withheld, conditioned or delayed, and in any event in compliance with the terms and conditions of the Master Lease. Upon the termination of this Sublease, Sublessor and Master Sublessor shall have the option (i) to require the Sublessee to remove any and all improvements made to the Subleased Premises by or on behalf of Sublessee, if any, or (ii) to


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     require the Sublessee to leave any and all improvements, if any, constructed on the Subleased Premises by Sublessee.

8. ASSIGNMENT AND SUBLETTING. Sublessee shall not be permitted to assign this sublease or further sublet all or any part of the Subleased Premises. Any attempted assignment or subletting in violation of this section shall not be effective and shall be a default of Sublessee hereunder.

9. SUBLESSEE'S COVENANTS AND INDEMNITY: Sublessee covenants and agrees that Sublessee will not do anything which would constitute a default under the provisions of the Master Lease or omit to do anything which Sublessee is obligated to do under the terms of this Sublease which would constitute a default under the Master Lease.

     Sublessee indemnifies Sublessor against, and holds Sublessor harmless from any loss, damage, claim, suit, or liability including reasonable attorney's fees and costs arising out of any personal injury or property damage, by reason of, or resulting from Sublessee's use and occupancy of the Subleased Premises, or from Sublessee's failure so to perform and observe any of the terms and conditions of this Sublease or the Master Lease (which are incorporated in this Sublease), except to the extent caused by the negligence or willful misconduct of Sublessor or its agents, employees or contractors, as they relate to the Subleased Premises.

     Sublessor covenants and agrees that Sublessor will not do anything which would constitute a default under the provisions of the Master Lease or omit to do anything which Sublessor is obligated to do under the terms of this Sublease which would constitute a default under the Master Lease. Sublessor covenants and agrees that Sublessor will not voluntarily surrender or terminate the Master Lease except in accordance with the Master Lease in the event of a taking or casualty, nor shall it agree to modify or amend the Master Lease in any way that will reduce the rights or increase the obligations of Sublessee under this Sublease in any material respect.


10. PERFORMANCE BY MASTER LESSOR: It is understood and agreed that all work to be furnished, repairs to be made and services to be furnished to the Subleased Premises, shall not be the responsibility of Sublessor, and Sublessee agrees that Master Lessor is solely responsible for such pursuant to the provisions of the Master Lease. Sublessor however agrees to use reasonable efforts upon receipt of notice from Sublessee to cause Master Lessor to perform its obligations under the Master Lease. Sublessor shall have no obligation to Sublessee to perform any work, make any repairs or furnish any utilities or services whether due to casualty or otherwise, other than to use reasonable efforts to cause Master Lessor to perform the same pursuant to the terms of the Master Lease.


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     Sublessor shall not be liable to Sublessee, nor shall Sublessee's obligations hereunder be impaired or the performance thereof be excused, because of any failure or delay or default on the Master Lessor's part in furnishing any such work or utilities or services or in making any such repairs or for any failure of Master Lessor to comply with the terms of the Master Lease, except that if any rent is reduced or abated under the Master Lease, a like amount shall be abated hereunder.

     In the event of failure by the Sublessee to perform any of the terms or conditions hereof, the Sublessor may, if it shall so elect, enter upon the Subleased Premises without terminating this Sublease and do any and all such acts as may be necessary, proper or convenient to correct such default; and the Sublessee agrees on demand to pay to the Sublessor all damage and/or expenses, including but not limited to reasonable attorney's fees, late charges and interest, incurred by Sublessor in so doing.

     No waiver by the Sublessor of any breach by the Sublessee of any of the covenants herein contained, nor any assent to any such breach, shall be deemed a waiver of any future or other breach whatsoever.

     Notwithstanding any contrary term or provision of this Sublease, Sublessee's covenants and obligations to pay rent, additional rent, and to perform its other obligations hereunder are absolute, unconditional, and irrevocable obligations which are separate and independent from any of Sublessor's covenants, obligations, warranties or representations in this Sublease.

11. INDEMNITY AND INSURANCE. Sublessee hereby assumes all of the indemnity and insurance obligations that the Sublessor has under the Master Lease with respect to the Subleased Premises, to the same extent as if the Sublessee were the lessee under the Master Lease.

12. DEFAULT: This Sublease is granted upon the condition that if Sublessee shall fail to pay any rent or other charge due hereunder within five (5) days of the date any rent or other amount are due or if Sublessee shall neglect or fail promptly to perform or observe any of the other terms, conditions or covenants contained or referred to herein and such neglect or failure continues for more than thirty (30) days after notice from Sublessor or, in the case of a neglect or failure which will take more than thirty (30) days to cure, such cure is not commenced within thirty (30) days and is diligently prosecuted to completion, but in no event shall such cure take more than sixty (60) days, or if the Sublessee's estate hereby created shall be taken on execution, or by other process of law, or if the Sublessee shall be declared bankrupt or insolvent according to law, or if any assignment shall be made of the Sublessee's property for the benefit of creditors or a receiver appointed, then, in any of said cases (notwithstanding any waiver or consent in a former instance), this Sublease shall, at the option of Sublessor, terminate forthwith and the total amount


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     of rent remaining unpaid under this Sublease for the entire period of said
     Sublease shall immediately become due and payable, and the Sublessor lawfully may, immediately, or at any time thereafter, and without demand or notice, enter into and upon the Subleased Premises or any part thereof in the name of the whole, and repossess the same as of its former estate, and expel the Sublessee and remove the Sublessee's effects, without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or proceeding for breach of covenant, and upon entry as aforesaid this Sublease shall terminate; and the Sublessee covenants and agrees that in case of such termination or of termination under provision of statute by reason of default on the part of the Sublessee, the Sublessee will pay to Sublessor upon demand a sum equal to the rent and other payments herein specified as to be paid at the same times and in the same installments, for so much of the unexpired term as is represented by said installments, or at the election of the Sublessor, which election may be made or changed at any time, to pay to the Sublessor as damages a sum which at the time of such termination or election equals the difference between the rental value of the Subleased Premises and the rent and other payments herein named for the residue of the Term.

13. OTHER PROVISIONS OF SUBLEASE. Except as may be inapplicable or inconsistent with the provisions of this Sublease, all applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease, as if Sublessor were the Lessor thereunder, Sublessee the Lessee thereunder, and the Subleased Premises the Master Premises, and Sublessee assumes and agrees to perform the Lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Subleased Premises, all subject to the following exceptions:

     (i) the obligation to pay the specified rent amounts to Master Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount of rent set forth in Section 5 of this Sublease when paid to Sublessor according to the terms herein;

     (ii) Sublessee shall not be required to deposit the Security Deposit with the Master Lessor under Section 8 of the Master Lease, but shall deposit any security deposit required under this Sublease (if applicable) to the Sublessor;

     (iii) Sublessee may not exercise Sublessor's audit rights under subsection 6.4.3 of the Master Lease, nor shall Sublessee request a change in use of the Premises under subsection 9.1.1 of the Master Lease;

     (iv) Sublessee shall not have the right to terminate the Master Lease in the event of fire, casualty or eminent domain under section 16 or section 17 of the Master Lease, nor in any other event, and Sublessee shall not have the right to recover compensation for condemnation under subsection 17.3;


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     (v)       Sublessee shall not have the right to assert any claim based on an alleged default by Master Lessor, including without limitation any right to cure or recover damages from such default, under section 19 of the Master Lease;

     (vi) Sublessee shall not have the right to any signage afford to Sublessor under the Master Lease, including without limitation under section 29 of the Master Lease;

     (vii) Sublessee shall not have the right to perform Tenant Improvements or Tenant's Work as set forth in section 37 of the Master Lease; and

     (viii) Sublessee shall not have the right to: (a) exercise Sublessor's Option to Extend under section 38 of the Master Lease; (b) exercise Sublessor's Right of First Offer under section 39 of the Master Lease; or (c) exercise Sublessor's right to install, maintain and operate a generator under section 41 of the Master Lease.

     Notwithstanding the foregoing, Sublessee shall have no obligation to (i) cure any default of Sublessor under the Master Lease, (ii) perform any obligation of Sublessor under the Master Lease which arose prior to the Commencement Date and Sublessor failed to perform, (iii) repair any damage to the Subleased Premises caused by Sublessor, (iv) remove any alterations or additions installed within the Subleased Premises by Sublessor, (v) indemnify Sublessor with respect to any negligence or willful misconduct of Sublessor, its agents, invitees, employees or contractors or other subtenants of the Building other than Sublessee, or (vi) discharge any liens on the Subleased Premises or the Building which arise out of any work performed, or claimed to be performed, by or at the direction of Sublessor.

     Neither Sublessor nor Sublessee shall not violate any of the provisions of the Master Lease. Neither Sublessor nor Sublessee shall not commit or suffer any act or omission that will violate any of the provision of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Master Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder. Sublessee acknowledges and agrees that it shall have no option to renew this Sublease Agreement or extend the Term beyond the automatic extension period(s) set forth above in paragraph 4, and shall have no right of first refusal to any additional space or property.

14. NOTICES. All notices demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All


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     notices and demands by the Sublessor to Sublessee shall be sent by Untied
     States mail, postage prepaid, addressed to the Sublessee at the address set forth below, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by the Untied States mail, postage prepaid, addressed to the Sublessor at the address set forth below, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.


     If to the Sublessor:                          If to the Sublessee:
     -------------------                           -------------------

     ActivBiotics, Inc.                            MacroChem Corporation
     128 Spring Street                             110 Hartwell Ave.
     Lexington, MA 02421                           Lexington, MA 02421
     Attention: James Warren

     With a copy to:                               With a copy to:

     Paul A. Hedstrom, Esq.                        Christopher F. Dunn, Esq.
     Hinckley, Allen & Snyder LLP                  Ropes & Gray LLP
     28 State Street                               One International Place
     Boston, MA 02109                              Boston, MA 02110


15. CONSENT BY MASTER LESSOR. This Sublease shall be of no force or effect unless: (a) consented to by Master Lessor in writing within twenty (20) days after execution hereof, which consent may be either in the form attached hereto, or in a separate written consent prepared by the Master Lessor and reasonably acceptable to both the Sublessor and Sublessee; and
     (b) an executed counterpart of this Sublease Agreement has been delivered to Master Lessor.

16. BROKERS. Sublessor and Sublessee represent and warrant that they have dealt with no brokers in connection with this, and agree to defend, indemnify and save each other, harmless from and against any and all claims for any commissions arising out of this Sublease made by anyone other than those listed herein and claiming such because of the actions of such indemnifying party.

17. COMPLIANCE. Sublessor and Sublessee hereto agree to comply with all applicable federal, state, and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, the Demised Premises and the subject matter of this Sublease.


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18.  LIMITATION OF LIABILITY. No director, officer, shareholder, employee, adviser or agent of Sublessor or Sublessee shall be personally liable in any manner or to any extent under or in connection with this Sublease. In no event shall Sublessor, Sublessee or any of their directors, officers, shareholders, employees, advisers or agents be responsible for any consequential, indirect or special damages or interruption or loss of business, income or profits.

19. ATTORNEY'S FEES. If either Sublessor or Sublessee shall bring any action or legal proceeding for an alleged breach of any provision of this Sublease, to recover Rent, to terminate this Sublease or otherwise to enforce, protect or establish any term or covenant of this Sublease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys' fees, court costs, and expert fees as may be fixed by the court.








                         -Signatures on following page-






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IN WITNESS WHEREOF, the Parties hereto have caused this Sublease Agreement to be duly executed under seal as of the day and year first written above.

     SUBLESSOR:

     ActivBiotics, Inc.
     a Delaware corporation


     By: /s/ Steven Gilman
        --------------------------------------------

     Its: President & CEO
         -------------------------------------------


     SUBLESSEE:

     MacroChem Corporation
     a Delaware corporation


     By: /s/ Bernard R. Patriacca
        --------------------------------------------

     Its: Vice President and Chief Financial Officer
         -------------------------------------------


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                       MASTER LESSOR'S CONSENT TO SUBLEASE
                       -----------------------------------


The undersigned Master Lessor under the Master Lease, hereby consents in writing to the foregoing Sublease in accordance with the provisions of Article 18 of the Master Lease without waiver of any restriction in the Master Lease concerning further assignment or subletting. Master Lessor certifies that, as of the date of Master Lessor's execution hereof, Sublessor is not in default or breach of any of the provisions of the Master Lease, that the Master Lease has not been amended or modified except as expressly set forth in the foregoing Sublease, that Master Lessor has been provided a fully executed counterpart of this Sublease, and that Sublessor has complied with all other requirements for subletting set forth in Section 18 of the Master Lease (to the extent any such requirements have not been met or satisfied, they are hereby waived for purposes of this Sublease).


                                  MASTER LESSOR:
                                  -------------

                                  GLENBOROUGH PROPERTIES, L.P.
                                  A California limited partnership

                                  By:   Glenborough Realty Trust Incorporated
                                        A Maryland Corporation
                                        Its General Partner


                                  By:  /s/ Robert Bailey
                                       -----------------------------------------

                                  Its: Vice President
                                       -----------------------------------------




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                                   Exhibit "A"
                                   -----------

                                  Master Lease
                                   [Attached]



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                                   Exhibit "B"
                                   -----------

                        Floor Plan of Subleased Premises
                                   [Attached]


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